EXHIBIT 10

                                    TERM SHEET

                       ANHEUSER-BUSCH, INCORPORATED/REDHOOK
                            ALE BREWERY, INCORPORATED

     Anheuser-Busch, Incorporated ("ABI"), or its designee, to transfer to Redhook, Ale Brewery, Incorporated ("Redhook") 1,289,872 shares of Series B Preferred Stock.

     In exchange, Redhook to issue and deliver to ABI, or its designee, shares of common stock that, together with the common stock already held by ABI and its designees, represent approximately 34% of the outstanding common stock. Additionally, Redhook to make a cash payment of $2,000,000 to ABI on or prior to December 1, 2004.

     The exchange would extinguish the right of ABI to obligate Redhook to redeem the Series B Preferred Stock.

     ABI and Redhook to amend the existing distribution agreement. The distribution agreement to expire on December 31, 2024, subject to the right of ABI to terminate the distribution agreement on December 31, 2014.

     The distribution fees to be paid by Redhook to ABI to be $0.50 per case equivalent and, to the extent sales exceed sales in 2003, to be $1.00 per case equivalent.

     Redhook to pay one-half of the costs incurred by ABI or internally allocated to ABI to revise the ordering system used by ABI wholesalers for Redhook products. The payment by Redhook will not exceed $260,000.

     The obligations of the parties to consummate the above transactions and arrangements are dependent upon their agreement on the covenants, representations, warranties and definitive documentation relating to the above transactions and arrangements.

May 18, 2004                        ANHEUSER-BUSCH, INCORPORATED

                                    By: /S/ JAMES HOFFMEISTER
                                         James Hoffmeister
                                         Vice President-Administration

                                    REDHOOK ALE BREWERY, INCORPORATED

                                    By: /S/ PAUL SHIPMAN
                                         Paul Shipman
                                         Redhook Ale Brewery, Incorporated